Exhibit 32

Certification of the Chief Executive Officer and the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer, of First Business Financial Services, Inc., a Wisconsin Corporation (the “Corporation”), hereby certify, based on our knowledge that the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Corey A. Chambas
Corey A. Chambas
Chief Executive Officer
February 24, 2021

/s/ Edward G. Sloane, Jr.
Edward G. Sloane, Jr.
Chief Financial Officer
February 24, 2021